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                                [RGA LETTERHEAD]

                                             For further information, contact
                                             Jack B. Lay
                                             Executive Vice President and
                                             Chief Financial Officer
                                             (636) 736-7439
                                             E-mail: jlay@rgare.com
FOR IMMEDIATE RELEASE

                 RGA COMPLETES PRIVATE PLACEMENT OF $125 MILLION
                          IN COMMON STOCK WITH METLIFE.

         St. Louis, November 24, 1999 -- Reinsurance Group of America, Incorporated (NYSE: RGA) successfully completed its previously announced private placement of $125 million in common stock with Metropolitan Life Insurance Company (MetLife). The proceeds from this placement will be used for general corporate purposes including addressing the immediate capital needs associated with the growth of RGA's primary businesses. The shares of common stock issued were not registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. MetLife does, however, have certain registration rights.
         Reinsurance Group of America, Incorporated, through its U.S. and Canadian subsidiaries, RGA Reinsurance Company and RGA Life Reinsurance Company of Canada, is one of the largest life reinsurers in North America. RGA also operates through offices or subsidiary companies in Argentina, Australia, Barbados, Bermuda, Chile, Hong Kong, Japan, Mexico, Taiwan, South Africa, and the United Kingdom. Worldwide, RGA has more than $400 billion of life reinsurance in force, and assets of $5.2 billion.

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Add One

         Statements in this press release regarding the business of Reinsurance Group of America, Incorporated and the trading of its securities which are not historical facts, including, without limitation, regarding RGA's possible future growth and the sufficiency of RGA's resources, are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Forward-Looking and Cautionary Statements" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.

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